Exhibit 10.16

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is entered into as of November 8, 2024, by and between One World Products, Inc., a Nevada corporation (the “Company”), and Isiah L. Thomas, III (the “Thomas”) (the Company and Thomas are referred to as the “Parties”).

RECITALS

WHEREAS, during the several months preceding the date of this Agreement, the management personnel of the Company researched and discussed the Company’s business opportunities within the U.S. automotive hemp market segment; and

WHEREAS, with such research and discussions providing context, and in light of the Company current lack of significant capital, the Board of Directors have determined it to be in the best interests of the Company and its shareholders to take such actions as may be necessary to best position the Company to penetrate the U.S. automotive hemp market segment (the “Repositioning Objective”); and

WHEREAS, in order to achieve the Repositioning Objective, the Board of Directors determined that the Company’s most promising avenue in such regard is to transform into a “minority-controlled company” and, in conjunction with such determination, made a proposal (the “Thomas Proposal”) to one of its Directors, Isiah L. Thomas, III, who, himself, has substantial experience within the U.S. automotive hemp market segment, that would have Thomas gain voting control of the Company; and

WHEREAS, following substantive discussions regarding the Thomas Proposal, the Company and Thomas reached an understanding that gave rise to this Agreement; and

WHEREAS, pursuant to the terms and conditions of this Agreement, the Company desires to issue to Thomas 100 shares of its Series C Special Preferred Stock (the “Series C Preferred Stock”), the Certificate of Designation of which is attached hereto as Exhibit A and made a part hereof, and the issuance of which would provide Thomas with 66.67% voting control of the Company, thus transforming the Company into a “minority-controlled company,” all in accordance with the Repositioning Objective; and

WHEREAS, the Company, in deference to Thomas’ desire to demonstrate to the Company’s shareholders and to participants in the stock market his continued commitment to the future of the Company, has agreed to accept Thomas’ forgiveness of $486,512 of accrued salary (the “Thomas Debt”) owed to him by the Company, in payment of the Series C Preferred Stock, pursuant to a notice of debt forgiveness (the “Notice of Debt Forgiveness”), in the form of Exhibit B attached hereto.

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NOW, THEREFORE, in consideration of the rights and benefits that they will each receive in connection with this Agreement, the parties, intending to be legally bound, agree as follows:

1. Accuracy of Recitals. The Parties agree that the foregoing Recitals are true and accurate.

2. Exchange. The Company and Thomas agree to exchange the Series C Preferred Stock for the Notice of Debt Forgiveness (the “Exchange”). The shares of Series C Preferred Stock shall be issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”). For the avoidance of doubt, it is agreed by the Parties that, upon the consummation of the transactions contemplated by the Exchange, the Thomas Debt will be extinguished.

3. Deliverables.

(a) Of the Company. The Company’s transfer agent for the Series C Preferred Stock shall deliver to Thomas a duly authorized book entry statement reflecting the duly issued Series C Preferred Stock in the name of Thomas and a copy of the resolution of the Board of Directors of the Company approving the transactions contemplated by this Agreement.

(b) Of Thomas. Thomas shall deliver to the Company a duly executed Notice of Debt Forgiveness.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to Thomas as of the date hereof as follows:

(a) Organization and Standing. The Company is a corporation duly organized, validly existing under, and by virtue of, the laws of the State of Nevada, and is in good standing under such laws. The Company has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. The Company is duly qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, properties or financial condition.

(b) Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, to issue the Series C Preferred Stock hereunder and to carry out and perform its obligations under the terms of this Agreement and the transactions contemplated hereby.

(c) Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement, the authorization, sale, issuance and delivery of the Series C Preferred Stock and the performance of all of the Company’s obligations hereunder have been taken or will be taken prior to the Exchange. This Agreement has been duly executed by the Company and constitutes valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

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(d) Offering. Subject in part on the accuracy of Thomas’ representations herein, the offer, sale and issuance of the Series C Preferred Stock in conformity with the terms of this Agreement constitute transactions exempt from registration of under the 1933 Act and from all applicable state securities laws.

5. Representations and Warranties of Thomas. Thomas hereby represents and warrants as of the date hereof to the Company as follows:

(a) No Legal Disability. Thomas is an entity duly organized, validly existing under, and by virtue of, the laws of the jurisdiction of its incorporation or formation, and is in good standing under such laws.

(b) Status of the Thomas Debt. Thomas has not assigned or otherwise transferred any of his interest in the Thomas Debt and has not entered into any agreement or understanding that would prevent him from forgiving the Thomas Debt, in the manner contemplated in this Agreement.

(c) Own Account. Thomas is acquiring the Series C Preferred Stock for his own account and not with a view towards distribution.

(d) Status as an Investor. Thomas is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the 1933 Act. Thomas is not required to be registered as a broker- dealer under Section 15 of the Securities Exchange Act of 1934.

6. Miscellaneous.

(a) Entire Agreement. This Agreement, together with the exhibits attached hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written with respect to such matters.

(b) Notices. All notices, demands requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (1) personally served, (2) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (3) delivered by reputable air courier service with charges prepaid, or (4) transmitted by hand delivery, telegram or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (A) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (B) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall occur first.

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(c) Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Thomas, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(d) Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

(f) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(g) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the transactions contemplated hereby shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principals of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the Nevada. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Nevada for the adjudication of any dispute hereunder or in connection herewith or the transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

(h) Survival. The representations and warranties contained herein shall survive the Exchange for the applicable statute of limitations.

(i) Execution. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by email delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature was an original thereof.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ, an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k) Construction. The parties hereto agree that each of them and/or their respective counsel have reviewed and have had an opportunity to revise this Agreement and the schedules attached hereto. This Agreement shall be construed according to its fair meaning and not strictly for or against any party. The word “including” shall be construed to include the words “without limitation.” In this Agreement, unless the context otherwise requires, references to the singular shall include the plural and vice versa.

[ SIGNATURE PAGE FOLLOWS ]

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[ Signature Page to Exchange Agreement ]

IN WITNESS WHEREOF, the Parties have caused this Exchange Agreement to be duly executed and delivered as of the date and year first written above.

COMPANY:

ONE WORLD PRODUCTS, INC.

By:	/s/ Todd Peterson
Todd Peterson,
Chief Financial Officer

THOMAS:

/s/ Isiah L. Thomas, III
Isiah L. Thomas, III,
individually

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EXHIBIT A

Certificate of Designation of Series C Special Preferred Stock

ONE WORLD PRODUCTS, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES C SPECIAL PREFERRED STOCK

PURSUANT TO SECTION 78.1955 OF THE

NEVADA REVISED STATUTES

Pursuant to Section 78.1955 of the Nevada Revised Statutes, the undersigned does hereby certify, on behalf of One World Products, Inc., a Nevada corporation (the “Company”), that the following resolution was duly adopted by the Board of Directors of the Company.

WHEREAS, the Articles of Incorporation of the Company, as amended (the “Articles of Incorporation”), authorize the issuance of up to 10,000,000 shares of preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”) in one or more series, which Preferred Stock shall have such distinctive designation or title, voting powers or no voting powers, and such preferences, rights, qualifications, limitations or restrictions, as shall be stated in such resolution or resolutions providing for the issuance of such class or series of Preferred Stock as may be adopted from time to time by the Board prior to the issuance of any shares thereof; and

WHEREAS, it is the desire of the Board of Directors to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such new series.

NOW, THEREFORE, IT IS RESOLVED, that the Board of Directors does hereby provide for the issue of a series of Preferred Stock and does hereby in this Certificate of Designation (this “Certificate of Designation”) establish and fix and herein state and express the designation, rights, preferences, powers, restrictions, and limitations of such series of Preferred Stock as follows:

TERMS OF SERIES C SPECIAL PREFERRED STOCK

Section 1. Designation, Amount and Par Value. The series of Preferred Stock shall be designated as Series C Special Preferred Stock (the “Series C Special Preferred Stock”) and the number of shares so designated shall be One Hundred (100). Each share of the Series C Special Preferred Stock shall have a par value of $0.001.

Section 2. Fractional Shares. The Series C Special Preferred Stock may not be issued in fractional shares.

Section 3. Voting Rights. The holders of the Series C Special Preferred Stock shall, as a class, have rights in all matters requiring shareholder approval to a number of votes equal to two (2) times the sum of:

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(a) The total number of shares of common stock which are issued and outstanding at the time of any election or vote by the shareholders; plus

(b) The number of votes allocated to shares of Preferred Stock issued and outstanding of any other class that shall have voting rights.

Section 4. Dividends. The Series C Special Preferred Stock shall not be entitled to any dividends.

Section 5. Liquidation. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series C Special Preferred Stock shall not be entitled to any payment.

Section 6. Conversion. The Series C Special Preferred Stock shall have no rights of conversion.

Section 7. Protection Provisions. So long as any shares of Series C Special Preferred Stock are outstanding, the Company shall not, without first obtaining the unanimous written consent of the holders of Series C Special Preferred Stock, alter or change the rights, preferences or privileges of the Series C Special Preferred Stock so as to affect adversely the holders of Series C Special Preferred Stock.

Section 8. Waiver. Any of the rights, powers or preferences of the holders of the Series C Special Preferred Stock may be waived by the affirmative consent or vote of the holders of at least a majority of the shares of Series C Special Preferred Stock then outstanding.

Section 9. No Other Rights or Privileges. Except as specifically set forth herein, the holder(s) of the shares of Series C Special Preferred Stock shall have no other rights, privileges or preferences with respect to the Series C Special Preferred Stock.

RESOLVED FURTHER, that the President or any Vice President, and the Secretary or any Assistant Secretary, of the Company be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of the Nevada Revised Statutes.

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EXHIBIT B

Form of Notice of Debt Forgiveness

NOTICE OF FORGIVENESS OF DEBT

The undersigned, Isiah L. Thomas, III, Chief Executive Officer of One World Products, Inc., a Nevada corporation (the “Company”), hereby notifies the Company of his forgiveness of $486,512 of the accrued salary owed to him by the Company as of the date hereof.

Dated: November 8, 2024.

Exemplar

Isiah L. Thomas, III,
individually

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